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                                                               Exhibit 2(k)(xii)

                              Warrant to Purchase

                                  *** 100 ***

                             Shares of Common Stock


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M. NEW YORK TIME
       ON FIVE YEARS AFTER THE CLOSING DATE (AS DEFINED IN THIS WARRANT)

                         COMMON STOCK PURCHASE WARRANT
                                       OF
                         WAVE INTERACTIVE NETWORK, INC.

This is to certify that, FOR VALUE RECEIVED, Southeast Interactive Technology Fund I, LLC or registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Wave Interactive Network, Inc., a Delaware corporation (the "Company"), at an exercise price per share of One Thousand Dollars ($1,000.00), subject to an adjustment as provided in this Warrant, One Hundred (100) shares of common stock ("Common Stock") of the Company at any time during the Exercise Period, as hereinafter defined. The Exercise Period shall mean the period commencing on the earlier date of (i) the conversion of the Convertible Note (as defined herein) and (ii) repayment of the Loan (as defined herein) and ending at 5:00 P.M. New York time, five (5) years from the date of issuance of this Warrant. This Warrant is being issued by the Company in connection with the Company's delivery of the certain Convertible Note ("Convertible Note") to the Holder with respect to a loan from the Holder to the Company in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Loan"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may also be adjusted from time to time as hereinafter set forth. The exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." The shares of Common Stock or other securities issuable upon exercise of the Warrants are referred to as the "Warrant Shares."

         (A) EXERCISE OF WARRANT. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company
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at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed to this Warrant duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, accompanied by payment of the Exercise Price of the Warrant Shares with respect to which the Warrant is being exercised, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. In the event that payment of the Exercise Price is made other than by wire transfer of funds or by a certified or official bank check acceptable to the Company, at the election of the Company, the Holder shall not be deemed to be the holder of the Warrant Shares until the proceeds of the payment shall be collected by the Company.

         (B) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

         (C) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                 (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market or other automated quotation system which provides information as to the last sale price, the current value shall be the reported last sale price of one share of Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the current value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

                 (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq or the National Quotation Bureau, Inc. or other similar reporting services selected by the Company's board of directors, on the last business day prior to the date of the exercise of this Warrant; or

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                 (3)      If the Common Stock is not so listed or admitted to
unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

         (D) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (j) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.
Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. Notwithstanding the foregoing, prior to the date a registration statement in which the Warrant Shares are registered pursuant to the Securities Act is declared effective by the Commission, the Warrants are not transferable except to an affiliate of the holder, to a family member or trusts for the benefit of the holder or of a family member pursuant to the will or laws of intestate succession of an individual Investor, to the partners of the holder which is a partnership, to the members of an Investor which is a limited liability company, to the stockholders of an Investor which is a privately held corporation, and to the beneficiaries of an Investor which is a trust or estate.

         (E) RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.


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         (F)     ANTI-DILUTION PROVISIONS.

                 (1) The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment in each case the Company shall, subsequent to the Closing Date, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, or (D) effect a recapitalization whereby the holders of the Common Stock receive in respect of or in exchange for such shares other securities of the Company. The Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares and/or other securities which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph (f)(1) shall occur; provided, however, that with respect to a recapitalization referred to in clause (D) of this Paragraph (f)(1), the Exercise Price shall not be adjusted, and the Holder shall be entitled to receive, upon payment of the Exercise Price per share, such securities as would have been represented by one share of Common Stock had the Warrant been exercised immediately prior to the record date relating to such transaction.

                 (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraph (f)(1) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to said Paragraph (f)(1) would result in an exercise price of less than the par value per share, then, in such event, the Exercise Price shall be the par value per share.

                 (3) All calculations under this Paragraph (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such decreases in the Exercise Price, in addition to those required by this Paragraph (f), as it in its discretion shall determined to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of

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warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                 (4) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                 (5) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraph (f)(1) of this Warrant.

                 (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

         (G) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Paragraph (a) and the Company shall, forthwith after each such adjustment, mail, by certified mail, a copy of such certificate to the Holder or any such holder at such holder's address set forth in the Company's Warrant Register.

         (H) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to all of the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or

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(3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property an assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (I) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i) shall similarly apply to successive reclassifications, reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph (f) of this Warrant.

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         (J)     TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.  This
Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warranty may not be sold or otherwise disposed of except as set forth in Paragraph (d) of this Warrant and as follows:

                 (1) To a person who, In the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended, with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph (j) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

                 (2) to any upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

         (K)     REGISTRATION RIGHTS.

                      (i) During the Exercise Period, the Company shall advise the Holder by written notice at least two weeks prior to the filing of any registration statement under the Securities Act (other than a registration statement relating solely to an acquisition or a registration statement on Form S-8 or any subsequent similar form) covering securities of the Company, whether such securities are being sold for the account of the Company and/or selling stockholders, and will upon the request of the Holder, include in any such registration statement such information as may be required to permit a public offering of the Holder's Common Stock provided, however, that if the registration statement relates to a public offering by the Company of its securities, if requested by the managing underwriter, the Company will first exclude the shares of Common Stock held by shareholders of record prior to the date of the Convertible Note, and then, if requested, to exclude the Holder's Common Stock from such registration statement, and provided, further, that is such managing underwriter agrees to include the Holder's Common Stock in such registration statement shall be conditioned upon the Holder agreeing not to sell any of such Common Stock with the consent of such managing underwriter during the holdoff period, and the Company shall not be required to include the Holder's Common Stock in such registration statement unless the Holder shall agree to such hold off. Notwithstanding the foregoing, in no event shall the Holder be required to agree to a holdoff period longer than any other selling stockholders whose shares are included in such registration statement or any other registration statement being filed at or about the same time a such registration statement pursuant to piggy-back registration rights granted by the Company. The Company's obligations pursuant to this Paragraph 5(a) shall be subject to and conditioned upon the Holder providing the Company in a timely manner with such information with the Company may request in connection with the registration statement, including, without

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limitation, information concerning the Holder any underwriter engaged by the older and the proposed manner of distribution of the Common Stock and any specific information requested by the Commission.

                      (ii) The Company's obligations pursuant to this Paragraph 5 shall be applicable to the Holder and not to any transferees of the Common Stock; provided that, in the event of the death of an individual Holder, the rights granted in this Paragraph 5 may be exercised by his legal representative.

                    (iii) The Company shall not be required to include any Common Stock in a registration statement if the number of shares proposed to be sold may be sold by the selling stockholder pursuant to Rule 144 during the seven (7) months commencing on the date such holder advised the Company of his desire to have such shares included in such registration statement.

Dated as of December 15, 1995



                                         WAVE INTERACTIVE NETWORK, INC.


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:





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                                 PURCHASE FORM


                                                                  Dated: 19_____


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of $______________ in payment of the actual exercise price thereof.


                                               ---------------------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name _______________________________________________________________
                (Please typewrite or print in block letters)

Signature __________________________________________________________

Social Security or Employer Identification No. _____________________





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                                ASSIGNMENT FORM


         FOR VALUE RECEIVED,
hereby sells, assigns and transfer unto

Name _______________________________________________________________

Address ____________________________________________________________

Social Security or Employer Identification No. ____________________

The right to purchase Common Stock represented by this Warrant to the extent of ____________________shares as to which such rights is exercisable and does hereby irrevocably constitute and appoint______________________________________
attorney to transfer the same on the books of the Company with full power of substitution.

Dated:____________________, 19_________.

Signature _____________________________________

Signature Medallion Guaranteed:


________________________________________________





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